P-RILA-SCH-B(10/21) [3] ANNUITY SCHEDULE PAGE ANNUITY NUMBER: [001-00001] ISSUE DATE: [March 1, 2020] TYPE OF BUSINESS: [Non-Qualified] OWNER: [John Doe] DATE OF BIRTH: [October 21, 1972] SEX: [Male] [OWNER: [Mary Doe] DATE OF BIRTH: [October 15, 1972] SEX: [Female]] ANNUITANT: [John Doe] DATE OF BIRTH: [October 21,1972] SEX: [Male] [JOINT ANNUITANT: [Mary Doe] DATE OF BIRTH: [January 15, 1952] SEX: [Female]] [CONTINGENT ANNUITANT: [Mary Doe] DATE OF BIRTH: [January 15, 1952] SEX: [Female]] ALLOCATION OF INITIAL PUCHASE PAYMENT PURCHASE PAYMENT: [$100,000.00] INDEX STRATEGY ALLOCATION PERCENTAGE(S): [Point to Point with Cap Index Strategy XX% [Index Name] [Index Term] [$XXXX.XX] [XX.XX% Buffer] Tiered Participation Rate Index Strategy XX% [Index Name] [Index Term] [$XXXX.XX] [XX.XX% Buffer] Step Rate Plus Index Strategy XX% [Index Name] [Index Term] [$XXXX.XX] [XX.XX% Buffer]] VARIABLE SUB-ACCOUNT ALLOCATION PERCENTAGE: [VA Fund 1] XX%] [VA Fund 2] XX%] [VA Fund 3] XX%] [VA Fund 4] XX%] [VA Fund 5] XX%] HOLDING ACCOUNT PERIOD: [30] Days from the Issue Date

P-RILA-SCH-B(10/21) [4] ANNUITY SCHEDULE PAGE (continued) PURCHASE PAYMENT AGE LIMITATION: [Purchase Payments may be accepted up to and including the day prior to the later of: the oldest Owner’s [86th] birthday (the Annuitant’s [86th] birthday if the Annuity is owned by an entity), or the first anniversary of the Issue Date, unless otherwise required by applicable law or regulation to maintain the tax status of this Annuity.] MINIMUM ADDITIONAL PURCHASE PAYMENT: [$100] MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: [$50] WITHDRAWALS MAXIMUM FREE WITHDRAWAL PERCENTAGE: [10%] of New Purchase Payments MINIMUM WITHDRAWAL AMOUNT: [$100] MINIMUM SURRENDER VALUE AFTER A PARTIAL WITHDRAWAL: [$2,000] ALLOCATION OF ACCOUNT VALUE MINIMUM VARIABLE SUB-ACCOUNT AMOUNT: [$20] MINIMUM INDEX STRATEGY AMOUNT: [$2,000] CHARGES INSURANCE CHARGE: MORTALITY AND EXPENSE RISK CHARGE: For Purchase Payments less than [$1,000,000] the Insurance Charge is [X.XX%] For Purchase Payments of [$1,000,000] or more the Insurance Charge is reduced to [X.XX%] ADMINISTRATION CHARGE: [0.15%] CONTINGENT DEFERRED SALES CHARGE: The Contingent Deferred Sales Charge for each Purchase Payment is a percentage of the Purchase Payment being withdrawn that is in excess of the Free Withdrawal amount. The charge decreases as the Purchase Payment ages. The aging of a Purchase Payment is measured from the date it is allocated to your Annuity.The charge percentage is shown below. The charge is deducted from the Allocation Options in the same proportion as the withdrawal upon which it is assessed. Age of Purchase Payment Being Withdrawn Year 0-1 Year 1-2 Year 2-3 Year 3-4 Year 4-5 Year 5-6 Year 6 or older [7%] [7%] [6%] [5%] [4%] [3%] 0.00 ANNUITIZATION LATEST AVAILABLE ANNUITY DATE: [The first day of the calendar month next following the oldest Owner’s or Annuitant’s 95th birthday.] EARLIEST AVAILABLE ANNUITY DATE: [Three years from the Issue Date] MINIMUM ANNUITY PAYMENT: [$100 per month]

P-RILA-SCH-B(10/21) [5] MINIMUM SURRENDER VALUE AT ANNUITIZATION: [$2,000] ANNUITY TABLES The rates in Tables 1 and 2 below are applied to the Account Value on the Annuity Date to compute the minimum amount of the annuity payment for the payout options described below. Table 1 is used to compute the minimum annuity payment under Option 1 (Payments for Life with 120 Months Period Certain). Table 2 is used to compute the minimum initial annuity payment under Option 2 (Joint and Last Survivor). BASIS OF COMPUTATION FOR ANNUITY OPTIONS: [We use an interest rate of 0.25% per year. The adjusted age is the Annuitant’s age as of the Annuitant’s last birthday prior to the date on which the first payment is due, adjusted as shown in the “Translation of Adjusted Age” table below. The actuarial basis of the Annuity Options is the Annuity 2000 valuation mortality table, with four-year age setback and projected mortality improvement factors (modified Scale G) projected from the age at annuitization to the age at which the probability of survival is needed in the calculation of the annuity payment. ANNUITY SCHEDULE PAGE (continued) Translation of Adjusted Age Calendar Year in Which First Payment Is Due Adjusted Age Calendar Year in Which First Payment Is Due Adjusted Age 2020 through 2029 Actual Age minus 2 2070 through 2079 Actual Age minus 7 2030 through 2039 Actual Age minus 3 2080 through 2089 Actual Age minus 8 2040 through 2049 Actual Age minus 4 2090 through 2099 Actual Age minus 9 2050 through 2059 Actual Age minus 5 2100 through 2109 Actual Age minus 10 2060 through 2069 Actual Age minus 6 2110 through 2119 Actual Age minus 11] AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 APPLIED [ANNUITY OPTION 1 Table – Payments for Life with 120 Months Period Certain Adjusted Age Male Female Adjusted Age Male Female Adjusted Age Male Female 41 1.76 1.62 61 2.90 2.60 81 5.83 5.39 42 1.79 1.65 62 2.99 2.68 82 6.03 5.61 43 1.83 1.68 63 3.09 2.76 83 6.22 5.83 44 1.87 1.72 64 3.19 2.85 84 6.41 6.05 45 1.91 1.75 65 3.30 2.94 85 6.60 6.27 46 1.96 1.79 66 3.41 3.04 86 6.78 6.48 47 2.00 1.83 67 3.53 3.15 87 6.96 6.69 48 2.05 1.87 68 3.65 3.26 88 7.12 6.89 49 2.10 1.91 69 3.78 3.37 89 7.28 7.08 50 2.15 1.95 70 3.92 3.50 90 7.43 7.25 51 2.20 2.00 71 4.07 3.63 91 7.56 7.41 52 2.26 2.05 72 4.22 3.77 92 7.69 7.56 53 2.32 2.10 73 4.38 3.91 93 7.80 7.69

P-RILA-SCH-B(10/21) [6] 54 2.38 2.15 74 4.54 4.07 94 7.91 7.81 55 2.44 2.20 75 4.71 4.23 95 8.00 7.92] 56 2.51 2.26 76 4.89 4.40 57 2.58 2.32 77 5.07 4.59 58 2.65 2.39 78 5.25 4.78 59 2.73 2.45 79 5.44 4.97 60 2.81 2.53 80 5.64 5.18 [ANNUITY OPTION 2 Table - Joint and Last Survivor Male Adjusted Age Female Adjusted Age 45 50 55 60 65 70 75 80 85 90 95 45 1.59 1.68 1.75 1.80 1.84 1.87 1.89 1.90 1.91 1.91 1.91 50 1.64 1.76 1.86 1.95 2.02 2.07 2.11 2.13 2.14 2.15 2.15 55 1.68 1.82 1.96 2.09 2.21 2.30 2.36 2.40 2.43 2.44 2.45 60 1.71 1.87 2.05 2.22 2.39 2.54 2.65 2.73 2.78 2.81 2.82 65 1.73 1.90 2.11 2.33 2.56 2.79 2.98 3.13 3.23 3.29 3.32 70 1.74 1.92 2.15 2.41 2.70 3.02 3.32 3.58 3.78 3.90 3.97 75 1.74 1.94 2.17 2.46 2.81 3.21 3.64 4.06 4.42 4.68 4.84 80 1.75 1.95 2.19 2.50 2.88 3.35 3.91 4.52 5.12 5.60 5.94 85 1.75 1.95 2.20 2.51 2.92 3.44 4.10 4.91 5.79 6.62 7.26 90 1.75 1.95 2.20 2.53 2.94 3.49 4.23 5.19 6.36 7.62 8.73 95 1.75 1.95 2.21 2.53 2.96 3.52 4.30 5.37 6.78 8.47 10.15] SEPARATE ACCOUNT(S): VARIABLE SEPARATE ACCOUNT(S): [Pruco Life Flexible Premium Variable Annuity Separate Account] INDEX STRATEGIES SEPARATE ACCOUNT(S): [Pruco Index Strategies Separate Account] RIDERS AND ENDORSEMENTS MADE A PART OF THE ANNUITY ON THE ISSUE DATE: Medically Related Surrender Endorsement [Return of Purchase Payments Death Benefit Rider Point to Point with Cap Index Strategy Endorsement Tiered Participation Rate Index Strategy Endorsment Step Rate Plus Index Strategy EndorsementIndividual Retirement Annuity Endorsement Roth Individual Retirement Annuity Endorsement]